Exhibit 99.1
Investor Relations Contact:
Brandon Pugh
(571) 434-5659
brandon.pugh@neustar.biz
Media Contact:
Marc Abshire
(571) 434-5151
marc.abshire@neustar.biz
NeuStar Announces Authorization for Stock
Repurchase Plan
STERLING, VA, February 19, 2008 — NeuStar, Inc. (NYSE: NSR), a provider of essential clearinghouse services to the communications and Internet industry, today announced that its Board of Directors has authorized the repurchase of up to $250 million of its Class A common shares. The share repurchases are expected to be made over a two-year period, with between $125 million and $150 million targeted for completion before the end of this year. The share repurchases are expected to be made through 10b5-1 programs, open market purchases, privately negotiated transactions or otherwise as market conditions warrant, and at prices the Company deems appropriate and subject to applicable legal requirements and other factors.
Jeff Ganek, NeuStar’s chairman and CEO, stated, “With our current cash balance and our projections for cash generation over the next two years, we believe that a substantial share repurchase program would be an effective use of our cash. We plan to select a banker quickly, and aim to finalize the details of our repurchase plan so the buyback program can begin during the current quarter.”
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About NeuStar, Inc.
NeuStar (NYSE: NSR) is a provider of essential clearinghouse services to the North American communications industry and Internet service providers around the world. Visit NeuStar online at www.NeuStar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about our expectations, beliefs and business results in the future. We have attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe our business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. We cannot assure you that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to our clearinghouse operations, modifications to our material contracts, our ability to successfully integrate and support the operations of our acquisitions, increasing competition, market acceptance of our existing services, our ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent periodic and current reports. All forward-looking statements are based on information available to us on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.